UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Janauary 11, 2017

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51775	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 2, 155 Water Street,
Vancouver, B.C., Canada	V6B 1A7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 564-0765

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 2 – Financial Information

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On November 11th, 2016, as previously disclosed on Form 8-K filed November 16, 2016, Sterling Group Ventures, Inc. ("Sterling") signed a definitive share exchange agreement with Euroclub Holding Ltd. ("Euroclub") and its shareholders.

On January 11, 2017, as previously disclosed on Form 8-K filed January 16, 2017, Sterling closed the transactions contemplated by the Share Exchange Agreement and issued 170,285,696 common shares and 791,500 redeemable and exchangeable preferred shares to Euroclub's shareholders.

As a result of the acquisition, Mr. Nick Mellios, the founder, CEO and shareholder of Euroclub, who resides in Vancouver, British Columbia, was been appointed CEO of Sterling. Mr. Mellios replaced Mr. Tsakok, MBA, CFA as CEO, who will remain an independent director and Chairman of the Audit Committee.

Euroclub is a well-established online gaming company that provides a B2B and B2C multi-gaming platform under the MOJO brand name with a full suite of social and real money gaming products, including online poker, casino games, and third party integrations to live dealer, e-sports, sports betting and skill games. Mojo offers B2B partners both API integrated and turnkey white label licensing options with comprehensive global payment processing. Mojo's registered office is in Malta with 25 technical staff in Vancouver, Dublin and Barcelona and support over 20 B2B partners and B2C operations with gaming licenses in Malta and Curacao.

Section 3 – Securities and Trading Markets

ITEM 3.02 Unregistered Sales Of Equity Securities

In connection with the transactions described in Item 2.01 above, on January 11, 2017, the Company issued 170,285,696 common shares and 791,500 redeemable and exchangeable preferred shares to Euroclub's shareholders. Each preferred is redeemable at $5, subject to conditions, or exchangeable for 25 Sterling common shares per preferred share. For each exchangeable common share the owner is entitled, 5 warrants were issued exercisable at $0.15 each with a term of 3 years.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits.

The Financial Statements relating to the business acquisition have not been filed with this Form 8-K. The Company was unable to file the required financial statements within 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01, however it will file the required financial statements as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/Nicolaos Mellios
Nicolaos Mellios
Chairman & CEO

April 12, 2017